EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-01289) of our report dated June 12, 2006, included in the Banta Corporation Hourly 401(k) Plan Form 11-K for the year ended December 31, 2005 and to all references to our firm included in this Registration Statement.

/s/ VIRCHOW, KRAUSE & COMPANY, LLP

Appleton, Wisconsin
June 29, 2006

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